UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

                                 April 23, 1999
                Date of Report (Date of earliest event reported)

                              CENIT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-20378                  54-1592546
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                           Identification Number)

     225 West Olney Road                                            23510
     Norfolk, Virginia                                           (Zip Code)
(Address of principal executive office)

     Registrant's telephone number, including area code:   (757) 446-6600

Item 5 - Other Events

     On April 23, 1999, the Registrant issued a news release reporting the withdrawal of a shareholder proposal.

Item 7 - Financial statements and exhibits.

     The exhibits listed in the Exhibit Index are filed herewith as part of this Current Report on Form 8-K.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          CENIT BANCORP, INC.



DATE:  April 26, 1999                     /S/ Michael S. Ives
                                          Michael S. Ives
                                          President and Chief Executive Officer



DATE:  April 26, 1999                     /S/ John O. Guthrie
                                          John O. Guthrie
                                          Senior Vice President and
                                          Chief Financial Officer


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EXHIBIT INDEX


EXHIBIT             DESCRIPTION OF EXHIBIT
-------             ----------------------

 99.1          News Release dated April 23, 1999

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EXHIBIT 99.1


NEWS RELEASE

CENIT Bancorp, Inc.
225 West Olney Road
Norfolk, Virginia 23510-1586
(757) 446-6600


DATE:     April 23, 1999

CONTACT:  Michael S. Ives
          President and CEO
          (757) 446-6600

                              _________________________

     (Norfolk, Virginia) - CENIT Bancorp, Inc. (NASDAQ: CNIT) and Mid-Atlantic Investors jointly announced that Mid-Atlantic has agreed to withdraw its shareholder proposal to pursue an immediate sale of the Company. The proposal was to be considered at CENIT's annual meeting on May 19, 1999. Mid-Atlantic agreed to withdraw the proposal after meeting with Michael S. Ives, CENIT's President and Chief Executive Officer, to clarify certain issues.

     Mid-Atlantic is CENIT's largest shareholder, and had expressed its concern that CENIT take appropriate steps to maximize the value of the Company to its shareholders. Jerry Shearer, Managing Partner of Mid-Atlantic, stated that: "Mr. Ives and I had a very frank discussion about our concerns. While CENIT has made significant improvements to its banking franchise over the past several years, these improvements alone do not justify CENIT's independence in the future. Many excellent community banks smaller than CENIT have already lost franchise value because they are too small to interest larger acquirors. We expect this trend to

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continue.  Many community banks have also missed  opportunities  to share in the rapid growth in value that many acquirors have experienced. To maximize shareholder value, CENIT must either immediately merge with one or two other banks to significantly improve its franchise value or pursue a sale of the Company. Mr. Ives and CENIT's management apparently understand this. If CENIT can execute its business plan, we will give them the opportunity to perform. But, if CENIT cannot perform, we will act decisively. On this basis, we agreed to withdraw our proposal this year."

     Commenting on Mid-Atlantic's decision to withdraw its proposal, Michael S. Ives, President and Chief Executive Officer of CENIT, said: "CENIT's Board of Directors has consistently pursued a policy of acting to maximize the long-term value of each stockholder's investment in the Company. Mr. Shearer made a number of valid points during our discussions. We do not disagree with his position that a community bank needs to be vigilant to prevent the erosion of its franchise value as banking continues to evolve. I assured Mr. Shearer that we are well aware of market valuation trends through regular consultations with independent investment advisers. Our business plan is designed to maximize value for our stockholders, and we accept Mr. Shearer's challenge to pick up the pace."

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